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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (Registration No. 333-46993) of our report, which includes an explanatory paragraph regarding AmeriCredit Corp. changing its method of accounting for transfers and servicing of financial assets and extinguishment of liabilities, dated August 6, 1997, on our audits of the consolidated financial statements of AmeriCredit Corp. as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996 and 1995. We also consent to the reference to our firm under the caption "Experts."

/s/Coopers & Lybrand L.L.P.
Fort Worth, Texas

March 25, 1998